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                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

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
LIFETIME GWB RIDER SPECIFICATIONS              [Single Life Version, Joint Life Version]

EFFECTIVE DATE:                                [February 15, 2009]

MINIMUM LIFETIME INCOME AGE:                   [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL AMOUNT:    [$100,000.00]

MAXIMUM BENEFIT AMOUNT:                        [$10,000,000.00]

COMPOUNDING ALLOWABLE WITHDRAWAL:              [Not Applicable]

COMPOUNDING INCOME PERIOD END DATE:            [Not Applicable]

COMPOUNDING INCOME PERCENTAGE:                 [Not Applicable]

LIFETIME GWB WITHDRAWAL RATE:                  [[4.00%] if first withdrawal is taken before the Contract Year in which the
                                               Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                               will attain age [65].
                                               [5.00%] if first withdrawal is taken during the Contract Year in which the
                                               Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                               attains or will attain age [65] through [75].
                                               [6.00%] if first withdrawal is taken during the Contract Year in which the
                                               Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                               attains or will attain age [76] or older.]

AUTOMATIC STEP-UP DATE:                        [Every Contract Anniversary following the Effective Date]

MAXIMUM AUTOMATIC STEP-UP AGE:                 [90]

LIFETIME GWB MAXIMUM FEE RATE:                 [1.60% for Single Life Version, 1.80% for Joint Life Version]

LIFETIME GWB FEE RATE:                         [1.00% for Single Life Version, 1.20% for Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW PERIODS:      [30 day period following the 5th, 10th, and 15th and later Anniversaries following the Effective Date.]

GUARANTEED PRINCIPAL ADJUSTMENT ELIGIBILITY    [15th Contract Anniversary following the Effective Date]
DATE:

ALLOCATION, TRANSFER AND REBALANCING LIMITS:
--------------------------------------------

   LIFETIME GWB SUBACCOUNTS:                   [All Subaccounts are available]

   PLATFORM 1 MINIMUM PERCENTAGE:              [NO LIMITS APPLY]

   PLATFORM 1 SUBACCOUNTS:                     [N/A]

   PLATFORM 2 MAXIMUM PERCENTAGE:              [NO LIMITS APPLY]

   PLATFORM 2 SUBACCOUNTS:                     [N/A]

   PLATFORM 3 MAXIMUM PERCENTAGE:              [NO LIMITS APPLY]

   PLATFORM 3 SUBACCOUNTS:                     [N/A]
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MLIU-ELGWB (4/08)


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
     PLATFORM 4 MAXIMUM PERCENTAGE:            [NO LIMITS APPLY]

     PLATFORM 4 SUBACCOUNTS:                   [N/A]
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MLIU-ELGWB (4/08)